Exhibit 5.1

INTERNATIONAL BUSINESS MACHINES CORPORATION
Office of the Vice President, Assistant General Counsel and Secretary
Armonk, New York 10504

April 30, 2026

International Business Machines Corporation
One New Orchard Road
Armonk, NY 10504

Ladies and Gentlemen:

I am the Vice President, Assistant General Counsel and Secretary of International Business Machines Corporation (herein called the “Corporation”) and an attorney duly admitted to practice in the State of New York. I am familiar with the Post-Effective Amendments to the following Registration Statements on Form S-8 (together, the “Post-Effective Amendment”) under the Securities Act of 1933 (the “Securities Act”) pursuant to which shares of capital stock, par value $.20 per share, of the Corporation (the “Shares”) to be issued pursuant to the IBM 2026 Long-Term Performance Plan (the “New Plan”), were previously registered:

•	Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-30424;
•	Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-87708;
•	Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-102872; and
•	Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-285313.

The New Plan was approved by IBM’s stockholders on April 28, 2026 (the “Effective Date”). The New Plan authorizes the issuance of (i) the number of Shares remaining available for future issuance under each of (A) the IBM 1999 Long-Term Performance Plan, (B) the IBM 2001 Long-Term Performance Plan, (C) the IBM PWCC Acquisition Long-Term Performance Plan and (D) the IBM HashiCorp Acquisition Long-Term Performance Plan (collectively, the “Prior Plans”) as of the Effective Date, and (ii) Shares subject to awards outstanding under the Prior Plans as of the Effective Date that either wholly or in part are not earned or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards following the Effective Date (shares described in clauses (i) and (ii), collectively, the “Carryover Shares”).

I, working together with members of the Corporation’s legal department, have reviewed such documents and records as I have deemed necessary or appropriate to enable me to express an informed and reasoned legal opinion with respect to the matters covered hereby.

Based upon the foregoing, I am of the opinion that, when issued or sold in accordance with the terms of the New Plan, the Carryover Shares will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the use of my name in the Post-Effective Amendment as the legal counsel who has passed upon the legality of the Shares, as well as to the use of this legal opinion as part of the Post-Effective Amendment, as an Exhibit to the Post-Effective Amendment.

Very truly yours,

/s/ Jane P. Edwards
JANE P. EDWARDS, ESQ.
VICE PRESIDENT, ASSISTANT GENERAL COUNSEL AND SECRETARY